Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CareFusion Corporation 2009 Long-Term Incentive Plan of CareFusion Corporation of our report dated March 25, 2009, with respect to the combined financial statements and schedule of CareFusion Corporation included in its Amendment No. 6 to the Registration Statement (Form 10), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

August 26, 2009